Exhibit 4.10
CANCELLATION OF DECLARATION OF TRUST
Reference is made to the declaration of trust (the “Declaration of Trust”) made by                      (“Mr. X”) and attached hereto as Appendix A.
It is hereby declared and agreed that:
(1)	The Declaration of Trust in relation to the shares of Linkage Technologies International Holdings Limited (the “Company”) set forth therein and standing in the name of Mr. X in the books of the Company (“Shares”) shall hereby be cancelled, terminated and revoked with immediate effect and Mr. X shall hereby be discharged from all duties and obligations under the Declaration of Trust.
(2)	Mr. X shall transfer the Shares back to the Beneficial Owner (as defined in the Declaration of Trust) and execute an instrument of transfer in respect of the Shares and deliver all documents of title in respect of the Shares.
(3)	Each of Mr. X and the Beneficial Owner shall do all such acts, matters and things and execute all such documents and deeds in order to give effect to the provisions of this Cancellation of Declaration of Trust, including but not limited to matters relating to the transfer of the Shares from Mr. X back to the Beneficial Owner.
(4)	This Cancellation of Declaration of Trust shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.
(5)	This Cancellation of Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS whereof this Cancellation of Declaration of Trust has been executed this ___ day of                                         , 2009.
SIGNED, SEALED AND DELIVERED
by
in the presence of:

/s/ Signature of witness

Name and address of witness	/s/ Signature of

SIGNED, SEALED AND DELIVERED BY

Name of Beneficial Owner

/s/ Signature of Beneficial Owner in the presence of:

/s/ Signature of witness

Name and address of witness

APPENDIX A
COPY OF DECLARATION OF TRUST